UNITED STATES
             SECURITIES AND EXCHANGE COMMISSION

                   Washington, D. C. 20549

                        _____________

                          FORM 8-K

                       CURRENT REPORT

           Pursuant to Section 13 or 15(d) of the

               Securities Exchange Act of 1934


Date of earliest event
  reported:  April 4, 2006


                   American Airlines, Inc.
   (Exact name of registrant as specified in its charter)


          Delaware                     1-2691              13-1502798
(State of Incorporation)      (Commission File Number)  (IRS Employer
                                                       Identification No.)


4333 Amon Carter Blvd.      Fort Worth, Texas              76155
(Address of principal executive offices)               (Zip Code)


                          (817) 963-1234
                (Registrant's telephone number)



   (Former name or former address, if changed since last report.)



Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-
2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-
4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events

American Airlines, Inc. is filing herewith a press release issued on April 4, 2006 as Exhibit 99.1, which is included herein.
This press release was issued  to report March traffic for American
Airlines, Inc.










                          SIGNATURE



     Pursuant  to the requirements of the Securities Exchange
Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        American Airlines, Inc.



                                        /s/ Charles D. MarLett
                                        Charles D. MarLett
                                        Corporate Secretary



Dated:  April 5, 2006








                        EXHIBIT INDEX


Exhibit        Description

99.1           Press Release










                                        Exhibit 99.1


                              CONTACT:  Tim Wagner
                                        Corporate Communications
                                        Fort Worth, Texas
                                        817-967-1577
                                        corp.comm@aa.com


FOR RELEASE: Tuesday, April 4, 2006



           AMERICAN AIRLINES REPORTS MARCH TRAFFIC

     FORT WORTH, Texas - American Airlines, the world's largest airline, reported a March load factor of 81.1 percent
- an increase of 0.9 points compared to the same period last year. Traffic grew by 0.2 percent year over year, while capacity declined by 0.9 percent.
     Domestic traffic declined by 0.8 percent compared to last year, with 3.2 percent less capacity. International traffic increased by 2.5 percent relative to last year on a capacity increase of 3.6 percent.
     American boarded 8.7 million passengers in March.

About American Airlines
American Airlines is the world's largest airline. American, American Eagle and AmericanConnection serve 250 cities in over 40 countries with more than 3,900 daily flights. The combined network fleet numbers more than 1,000 aircraft. American's award-winning Web site, AA.com, provides users with easy access to check and book fares, plus personalized news, information and travel offers. American Airlines is a founding member of the oneworldsm Alliance, which brings together some of the best and biggest names in the airline business, enabling them to offer their customers more services and benefits than any airline can provide on its own. Together, its members serve more than 600 destinations in over 135 countries and territories. American Airlines, Inc. and American Eagle Airlines, Inc. are subsidiaries of AMR Corporation. AmericanAirlines, American Eagle, AmericanConnection, AA.com and AAdvantage are registered trademarks of American Airlines, Inc. (NYSE: AMR)
     Detailed traffic and capacity data are on the following pages:



             AMERICAN AIRLINES PASSENGER DIVISION
           COMPARATIVE PRELIMINARY TRAFFIC SUMMARY
                  EXCLUDES CHARTER SERVICES
                            MARCH
                               2006       2005       CHANGE
REVENUE PASSENGER MILES (000)
  SYSTEM                   12,100,406   12,070,899     0.2  %
     D.O.T. DOMESTIC        8,048,056    8,115,578    (0.8)
     INTERNATIONAL          4,052,350    3,955,321     2.5
     ATLANTIC               1,553,175    1,538,588     0.9
     LATIN AMERICA          1,993,472    2,014,760    (1.1)
     PACIFIC                  505,703      401,973    25.8

AVAILABLE SEAT MILES (000)
  SYSTEM                   14,904,094   15,036,631    (0.9) %
     D.O.T. DOMESTIC        9,653,726    9,970,454    (3.2)
     INTERNATIONAL          5,250,368    5,066,177     3.6
     ATLANTIC               1,958,463    1,813,829     8.0
     LATIN AMERICA          2,651,398    2,738,850    (3.2)
     PACIFIC                  640,507      513,497    24.7

LOAD FACTOR
  SYSTEM                       81.1 %       80.2 %     0.9  Pts
     D.O.T. DOMESTIC           83.3         81.3       2.0
     INTERNATIONAL             77.1         78.0      (0.9)
     ATLANTIC                  79.3         84.8      (5.5)
     LATIN AMERICA             75.1         73.5       1.6
     PACIFIC                   78.9         78.2       0.7

PASSENGERS BOARDED         8,715,906     8,676,123     0.5  %

SYSTEM CARGO TON MILES(000)  191,099       194,773    (1.9) %




		  AMERICAN AIRLINES PASSENGER DIVISION
            COMPARATIVE PRELIMINARY TRAFFIC SUMMARY
                   EXCLUDES CHARTER SERVICES
                     YEAR-TO-DATE MARCH
                                  2006         2005        CHANGE
REVENUE PASSENGER MILES (000)
      SYSTEM                  32,995,626     32,241,181      2.3 %
          D.O.T. DOMESTIC     21,886,301     21,556,970      1.5
          INTERNATIONAL       11,109,325     10,684,211      4.0
          ATLANTIC             4,029,520      3,903,084      3.2
          LATIN AMERICA        5,698,090      5,681,955      0.3
          PACIFIC              1,381,715      1,099,171     25.7

AVAILABLE SEAT MILES (000)
      SYSTEM                  42,730,479     42,747,378      0.0 %
          D.O.T. DOMESTIC     27,644,139     28,270,609     (2.2)
          INTERNATIONAL       15,086,341     14,476,769      4.2
          ATLANTIC             5,511,977      5,067,729      8.8
          LATIN AMERICA        7,726,493      7,946,346     (2.8)
          PACIFIC              1,847,870      1,462,694     26.3


LOAD FACTOR
      SYSTEM                        77.2 %       75.4 %      1.8 Pts
          D.O.T. DOMESTIC           79.1         76.2        2.9
          INTERNATIONAL             73.6         73.8       (0.2)
          ATLANTIC                  73.1         77.0       (3.9)
          LATIN AMERICA             73.7         71.5        2.2
          PACIFIC                   74.7         75.1       (0.4)

PASSENGERS BOARDED            23,646,699   23,065,223        2.5 %


SYSTEM CARGO TON MILES (000)     520,574      539,307       (3.5) %


                             ###

 Current AMR Corp. releases can be accessed on the Internet.
              The address is http://www.aa.com